UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 1, 2013

HECKMANN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33816	26-0287117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14646 N. Kierland Blvd., Suite 260, Scottsdale, Arizona 85254

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(602) 903-7802

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On April 1, 2013, Heckmann Corporation (the “Company”) announced that it entered into a stipulation of settlement with plaintiff and all defendants in a shareholder derivative lawsuit that was filed in 2010 in the Superior Court of California related to the Company’s acquisition of China Water & Drinks, Inc. The stipulation of settlement remains subject to the court’s preliminary and final approvals.

Subject to final approval of the settlement by the court, and in exchange for a release of all claims by plaintiff, among others, and a dismissal of the shareholder derivative action, the Company has agreed (a) to adopt certain corporate governance measures, (b) to pay plaintiff’s attorneys $300,000, which will be paid by the Company’s insurers, and (c) to issue to plaintiff’s attorneys up to 562,320 shares of Company common stock pursuant to the exemption from registration provided by Section 4(a)(2) of the United States Securities Act of 1933, as amended (the “Securities Act”), as a transaction by an issuer not involving any public offering. As part of the settlement, the Company and all defendants specifically deny each of plaintiff’s allegations of wrongdoing.

Item 7.01 Regulation FD Disclosure

On April 1, 2013, the Company issued a press release announcing that it has entered into the stipulation of settlement described in Item 3.02, above. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Form 8-K and in the accompanying exhibit shall not be deemed filed for the purposes of Section 18 of the United States Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Number	Description of Exhibit

99.1	Press Release, dated April 1, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECKMANN CORPORATION

Date: April 1, 2013	By:	/s/ Damian C. Georgino
Damian C. Georgino
Executive Vice President, Corporate Development and Chief Legal Officer

EXHIBIT INDEX

Number	Description of Exhibit

99.1	Press Release, dated April 1, 2013